Delaware Group(r) State Tax-Free Income Trust

Registration No. 811-02715
FORM N-SAR
Annual Period Ended February 28, 2010

SUB-ITEM 77C:  Submission of matters to a vote of security holders

At Joint Special Meetings of Shareholders of Delaware Group State Tax-Free Income Trust (the
"Trust"), on behalf of Delaware Tax-Free Pennsylvania Fund (the "Fund"), held on November 12,
2009 and reconvened on March 16, 2010, the shareholders of the Fund voted to (i) elect a Board of Trustees for the Trust; and to (ii) approve a new investment advisory agreement between the
Trust, on behalf of the Fund, and Delaware Management Company.  At the meeting, the following people were elected to serve as Independent Trustees: Thomas L. Bennett, John A. Fry, Anthony
D. Knerr, Lucinda S. Landreth, Ann R. Leven, Thomas F. Madison, Janet L. Yeomans, and J.
Richard Zecher.  In addition, Patrick P. Coyne was elected to serve as an Interested Trustee.

The following proposals were submitted for a vote of the shareholders:

1. To elect a Board of Trustees for the Trust.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.  The results were as follows:

Thomas L. Bennett

SHARES VOTED FOR 50,718,702.121
PERCENTAGE OF OUTSTANDING SHARES 77.379%
PERCENTAGE OF SHARES VOTED 97.197%
SHARES WITH AUTHORITY WITHHELD 1,462,737.453
PERCENTAGE OF OUTSTANDING SHARES 2.232%
PERCENTAGE OF SHARES VOTED 2.803%

Patrick P. Coyne

SHARES VOTED FOR 50,777,209.237
PERCENTAGE OF OUTSTANDING SHARES 77.469%
PERCENTAGE OF SHARES VOTED 97.309%
SHARES WITH AUTHORITY WITHHELD 1,404,230.337
PERCENTAGE OF OUTSTANDING SHARES 2.142%
PERCENTAGE OF SHARES VOTED 2.691%

John A. Fry

SHARES VOTED FOR 50,760,393.137
PERCENTAGE OF OUTSTANDING SHARES 77.443%
PERCENTAGE OF SHARES VOTED 97.277%
SHARES WITH AUTHORITY WITHHELD 1,421,046.437
PERCENTAGE OF OUTSTANDING SHARES 2.168%
PERCENTAGE OF SHARES VOTED 2.723%

Anthony D. Knerr

SHARES VOTED FOR 50,641,513.974
PERCENTAGE OF OUTSTANDING SHARES 77.262%
PERCENTAGE OF SHARES VOTED 97.049%
SHARES WITH AUTHORITY WITHHELD 1,539,925.600
PERCENTAGE OF OUTSTANDING SHARES 2.349%
PERCENTAGE OF SHARES VOTED 2.951%

Lucinda S. Landreth

SHARES VOTED FOR 50,698,769.368
PERCENTAGE OF OUTSTANDING SHARES 77.349%
PERCENTAGE OF SHARES VOTED 97.159%
SHARES WITH AUTHORITY WITHHELD 1,482,670.206
PERCENTAGE OF OUTSTANDING SHARES 2.262%
PERCENTAGE OF SHARES VOTED 2.841%

Ann R. Leven

SHARES VOTED FOR 50,634,443.623
PERCENTAGE OF OUTSTANDING SHARES 77.251%
PERCENTAGE OF SHARES VOTED 97.035%
SHARES WITH AUTHORITY WITHHELD 1,546,995.951
PERCENTAGE OF OUTSTANDING SHARES 2.360%
PERCENTAGE OF SHARES VOTED 2.965%

Thomas F. Madison

SHARES VOTED FOR 50,576,033.805
PERCENTAGE OF OUTSTANDING SHARES 77.162%
PERCENTAGE OF SHARES VOTED 96.923%
SHARES WITH AUTHORITY WITHHELD 1,605,405.769
PERCENTAGE OF OUTSTANDING SHARES 2.449%
PERCENTAGE OF SHARES VOTED 3.077%

Janet L. Yeomans

SHARES VOTED FOR 50,677,303.113
PERCENTAGE OF OUTSTANDING SHARES 77.316%
PERCENTAGE OF SHARES VOTED 97.117%
SHARES WITH AUTHORITY WITHHELD 1,504,136.461
PERCENTAGE OF OUTSTANDING SHARES 2.295%
PERCENTAGE OF SHARES VOTED 2.883%

J. Richard Zecher

SHARES VOTED FOR 50,686,287.645
PERCENTAGE OF OUTSTANDING SHARES 70.330%
PERCENTAGE OF SHARES VOTED 97.135%
SHARES WITH AUTHORITY WITHHELD 1,495,151.929
PERCENTAGE OF OUTSTANDING SHARES 2.281%
PERCENTAGE OF SHARES VOTED 2.865%

2. To approve a new investment advisory agreement between the Trust, on behalf of the Fund, and Delaware Management Company.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.  The results were as follows:

Delaware Tax-Free Pennsylvania Fund

SHARES VOTED FOR 36,971,918.682
PERCENTAGE OF OUTSTANDING SHARES 56.406%
PERCENTAGE OF SHARES VOTED 71.520%
SHARES VOTED AGAINST 1,073,274.817
PERCENTAGE OF OUTSTANDING SHARES 1.638%
PERCENTAGE OF SHARES VOTED 2.076%
SHARES ABSTAINED 1,512,549.972
PERCENTAGE OF OUTSTANDING SHARES 2.308%
PERCENTAGE OF SHARES VOTED 2.926%

In a press release on August 19, 2009, Lincoln National Corporation announced that one of its subsidiaries signed a stock purchase agreement to sell ownership of Delaware Management
Holdings, Inc. and its subsidiaries (also known by the marketing name of Delaware Investments), including Delaware Management Company, a series of Delaware Management Business Trust
(the "Manager"), to Macquarie Group (the "Transaction"). On January 4, 2010, the Transaction
was completed and the new investment advisory agreements between the Fund and the Manager that were approved by the shareholders became effective. Delaware Management Holdings, Inc.
is a subsidiary, and subject to the ultimate control, of Macquarie Group. Macquarie Group, with headquarters in Sydney, Australia, is a global provider of banking, financial, advisory, investment and fund management services.

SUB-ITEM 77K:  Changes in registrant's certifying accountant

Due to independence matters under the Securities and Exchange Commission's auditor independence rules relating to the January 4, 2010 acquisition of Delaware Investments
(including Delaware Management Company, Delaware Distributors, L.P. and Delaware Service
Company, Inc.) by Macquarie Group, Ernst & Young LLP ("E&Y") has resigned as the independent registered public accounting firm for Delaware Group State Tax-Free Income Trust
(the "Fund") effective April 28, 2010.  At a meeting held on February 18, 2010, the Board of
Trustees of the Fund, upon recommendation of the Audit Committee, selected
PricewaterhouseCoopers LLC ("PwC") to serve as the independent registered public accounting firm for the Fund for the fiscal year ending February 28, 2011.  During the fiscal years ended
February 28, 2010 and February 28, 2009, E&Y's audit reports on the financial statements of the
Fund did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.  In addition, there were no disagreements between the Fund and E&Y on accounting principles, financial statements disclosures or audit scope, which, if not resolved to the satisfaction of E&Y, would have caused them to make reference to the disagreement in their reports.  Neither the Fund nor anyone on its behalf has consulted with PwC at any time prior to their selection with respect to the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Fund's financial statements.

SUB-ITEM 77Q1:  Exhibits

Exhibit Reference

77Q1(a) Certificate of Amendment to Agreement and Declaration of Trust of
Delaware Group State Tax-Free Income Trust dated August 18, 2009, attached as Exhibit.

77Q1(f) Letter from the independent accountants furnished pursuant to sub-item
77K, attached as Exhibit.
835386-1